SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 28, 2003

MISSION BANCORP
(Exact Name of Registrant as Specified in its Charter)

California	000-49879	73-1631401

(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1330 TRUXTUN AVENUE, BAKERSFIELD, California	93301

(Address of Principal Executive Offices)	(Zip Code)

(661) 859-2500

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
SIGNATURES

Item 5.     Other Events

At the February 20, 2003 Board of Directors meeting the directors approved a resolution authorizing a six (6) for five (5) stock split for shareholders of record on April 1, 2003. The payout date of the stock split will be April 14, 2003. At this board meeting a resolution was also approved to amend Article Three of the Articles of Incorporation to reflect the split. Currently, Mission Bancorp has 558,104 shares of Common Stock issued and outstanding. No fractional shares shall be issued pursuant to this stock split and cash payments shall be made in lieu of such fractional shares. After the stock split approximately 669,720 shares of Common Stock will be issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MISSION BANCORP

Date: May 28, 2003	By:	/s/ Richard Fanucchi Richard Fanucchi President & Chief Executive Officer